UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2020

DXC TECHNOLOGY COMPANY

(Exact name of registrant as specified in its charter)

Nevada	001-38033	61-1800317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1775 Tysons Boulevard Tysons, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

(703) 245-9675

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	DXC	The New York Stock Exchange
2.750% Senior Notes due 2025	DXC 25	The New York Stock Exchange
1.750% Senior Notes due 2026	DXC 26	The New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On April 21, 2020, DXC Technology Company (the “Company”) completed its previously announced offering of $500 million aggregate principal amount of its 4.000% Senior Notes due 2023 and $500 million aggregate principal amount of its 4.125% Senior Notes due 2025 (collectively, the “Notes”). The offering was made through an underwriting syndicate led by BofA Securities, Inc., Citigroup Global Markets Inc. and MUFG Securities Americas Inc., as representatives of the underwriters (the “Representatives”). Lloyds Securities Inc. and Mizuho Securities USA LLC also served as joint bookrunners for the Notes.

The Company estimates that the net proceeds of the offering of the Notes were approximately $991 million, after deducting the underwriters’ discounts and the estimated expenses of the offering. The Company intends to use the net proceeds from the offering of the Notes to repay certain indebtedness under its senior credit facilities.

The Notes were offered and sold pursuant to an underwriting agreement, dated April 14, 2020 (the “Underwriting Agreement”), between the Company and the Representatives, under the Company’s automatic shelf registration statement (the “Registration Statement”) on Form S-3 (Registration No. 333-219941) filed with the Securities and Exchange Commission (the “SEC”) on August 14, 2017. The Company has filed with the SEC a prospectus supplement, dated April 14, 2020, together with the accompanying prospectus, dated August 14, 2017, relating to the offer and sale of the Notes.

The Notes are governed by the terms of an indenture, dated as of March 27, 2017 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by an eighth supplemental indenture, dated as of April 21, 2020 (the “Supplemental Indenture”), between the Company and the Trustee.

The foregoing descriptions of the Underwriting Agreement and Supplemental Indenture do not constitute a complete summary of these documents and are qualified by reference in their entirety to the full text of the Underwriting Agreement and Supplemental Indenture, which are filed herewith as Exhibit 1.1 and Exhibit 4.1, respectively, and incorporated herein by reference.

Item 9.01.	Exhibits.

(d) Exhibits

Exhibit	Description

1.1

Underwriting Agreement, dated April 14, 2020, between DXC Technology Company and BofA Securities, Inc., Citigroup Global Markets Inc. and MUFG Securities Americas Inc., as representatives of the underwriters named therein.

4.1	Eighth Supplemental Indenture, dated April 21, 2020, between DXC Technology Company and U.S. Bank National Association, as trustee.

4.2	Form of DXC Technology Company’s 4.000% Senior Notes due 2023 (included in Exhibit 4.1).

4.3	Form of DXC Technology Company’s 4.125% Senior Notes due 2025 (included in Exhibit 4.1).

5.1	Opinion of Latham & Watkins LLP.

5.2	Opinion of Woodburn and Wedge.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Woodburn and Wedge (included in Exhibit 5.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DXC TECHNOLOGY COMPANY

Date: April 21, 2020	By:	/s/ Paul N. Saleh
	Name:	Paul N. Saleh
	Title:	Executive Vice President and Chief Financial Officer